SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) - March 30, 2001


                        TRADE WIND COMMUNICATIONS LIMITED
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             (Exact name of registrant as specified in its charter)


        Bermuda                       0-10621                    82-0485978
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)


Level 27 Grosvenor Place, 225 George Street, Sydney, Australia       NSW  2000
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          (Address of principal executive offices)                   (zip code)


    Registrant's telephone number, including area code - (011) 61 2 9250 8888
                                                         --------------------

                             FLEXEMESSAGING.COM, INC
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          (Former Name or Former Address, if changed since last report)

Item 5.  Other Items

     On May 25, 2001 the Supreme Court of Bermuda issued its final approval of the exchange proposal between Flexemessaging.com, Inc. (the "Company") and Trade Wind Communications Limited, a Bermuda corporation ("TWC") whereby the Company has become a wholly owned subsidiary of TWC with TWC being the successor issuer to the Company pursuant to Rule 12g-3(a) and (f) of the Securities Exchange Act of 1934, as amended. The shareholders of both TWC and the Company previously approved the exchange with the last condition to consummating the transaction being the final approval by the Supreme Court of Bermuda.

     TWC and the Company shall be sending letters of transmittal to all the Company's shareholders with instructions for converting or exchanging the Company's shares of common stock for 1.7547880714 shares of TWC's common stock.

     TWC shall merge the Company into a newly formed Bermudan subsidiary of TWC. The Company, upon merger, shall then become a Bermuda corporation succeeding to all the business, properties, assets and liabilities of the Company and with little or no change of management as outlined in its Definitive Proxy Statement filed on March 9, 2001 and distributed to its shareholders. TWC plans to change its name to Flexemessaging with the Company changing its name to TWC Messaging, Inc. prior to completion of the merger.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     99.1 Press Release issued by Trade Wind Communications regarding the approval by the Supreme Court of Bermuda issued on May 31, 2001.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRADE WIND COMMUNICATIONS LIMITED
                                        ---------------------------------
                                                  (Registrant)


Dated:  June 12, 2001                   By:  /s/ Nicholas R. Bird
                                           ------------------------------------
                                             Nicholas R. Bird
                                             President


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